                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 17, 2006


                              Alleghany Corporation
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                       1-9371                  51-0283071
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


           7 Times Square Tower, 17th Floor, New York, New York 10036
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 752-1356


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1. On January 17, 2006, as part of its overall review of executive compensation for fiscal year 2006 and with the assistance of a compensation consulting firm, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Alleghany Corporation (the "Company") approved annual base salary adjustments for the President and chief executive officer and the four other most highly compensated executive officers of the Company. The current annual base salaries (as adjusted) of Messrs. Hicks, Gorham, Hart, Slattery and Sismondo (collectively, the "Named Executive Officers") are $800,000, $490,000, $510,000, $450,000 and $260,000, respectively. In addition, the
      Compensation Committee approved annual base salary adjustments for the other officers of the Company.

2. Under the Company's 2005 Management Incentive Plan (the "2005 Management Plan"), the Compensation Committee has the authority to select the officers (including officers who are directors) to participate in the 2005 Management Plan (after consideration of management's recommendations), to establish the performance goals and to determine the amounts of incentive compensation bonus payable to any participant. On January 17, 2006, the Compensation Committee made awards under the 2005 Management Plan in respect of the year 2006, payable in early 2007, to the Named Executive Officers and other officers of the Company. The performance goal established by the Compensation Committee for these awards is based on 2006 Adjusted Earnings Per Share as compared with Target Plan Earnings Per Share for that year (as such terms are defined by the Compensation Committee pursuant to the 2005 Management Plan).

3. Consistent with the practice of granting performance shares on an annual basis, on January 17, 2006, the Compensation Committee awarded to the Named Executive Officers and other officers of the Company performance shares under the 2002 Long-Term Incentive Plan (the "Plan"). Each such performance share entitles the recipient thereof to a payout of cash and/or Common Stock (in such proportion as determined by the Compensation Committee) up to a maximum amount equal to the fair market value on the date of payout of one and one-half shares of Common Stock. The amount of any payout of such performance shares is measured by average annual compound growth in the Company's Book Value Per Share over the 2006-2009 award period; Book Value Per Share is the fully diluted stockholders' equity per share of the Company's Common Stock determined in accordance with generally accepted accounting principles, less all costs resulting from awards under the Plan. Pursuant to the terms of the performance shares, in the event of certain transactions involving the Company, various aspects of the performances shares awarded shall be equitably adjusted so that performance shares payable following the transaction shall equal, as nearly as possible, the performance shares which would have been payable in the absence of such transaction.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ALLEGHANY CORPORATION



                                           By: /s/  Peter R. Sismondo
                                               ---------------------------------
                                               Peter R. Sismondo
                                               Vice President, Controller,
                                               Treasurer and Assistant Secretary


Date: January 19, 2006